UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2006

Aon Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois (Address of Principal Executive Offices)		60601 (Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2006, Aon Corporation (the “Company”) and Warrior Acquisition Corp., an affiliate of Onex Corporation (“Onex”), entered into a purchase agreement (the “Agreement”) pursuant to which Onex agreed to acquire Aon Warranty Group and its worldwide operations for $710 million in cash. The Agreement contains customary representations, warranties, covenants and closing conditions.

The foregoing summary is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)—(c)	Not applicable.

(d)	Exhibits:

Exhibit Number	Description of Exhibit
10.1	Purchase Agreement dated as of June 30, 2006 by and between the Company and Warrior Acquisition Corp.

99.1	Press Release issued by the Company on June 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

By:	/s/ Richard E. Barry
Richard E. Barry Vice President and Deputy General Counsel

Date: June 30, 2006

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Purchase Agreement dated as of June 30, 2006 by and between the Company and Warrior Acquisition Corp.

99.1	Press Release issued by the Company on June 30, 2006.